Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NexCen Brands, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Kenneth J. Hall	November 16, 2009
Kenneth J. Hall
Chief Executive Officer

/s/ Mark E. Stanko	November 16, 2009
Mark E. Stanko
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NexCen Brands, Inc. and will be retained by NexCen Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request